Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Equity Incentive Plan of Gain Therapeutics, Inc. of our report dated March 26, 2024, with respect to the consolidated financial statements of Gain Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Lugano, Switzerland

September 18, 2024